                                                                      Exhibit 11

                             Cambridge Heart, Inc.
           Computation of Net Loss per Share - Basic and Diluted


                                                             For the three months ended   For the nine months ended
                                                                    September 30,               September 30,
                                                                1997           1998           1997           1998
                                                            ------------   ------------   ------------   ------------
Net Loss                                                    $(1,249,260)   $(1,523,969)   $(4,437,107)   $(4,989,186)
                                                            ============   ============   ============   ============
Weighted average shares outstanding:

 a. Shares attributable to common stock outstanding          10,495,282     10,810,080     10,406,818     10,698,837
                                                            ============   ============   ============   ============
Net loss per share                                          $     (0.12)   $     (0.14)   $     (0.43)   $     (0.47)
                                                            ============   ============   ============   ============

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